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EXHIBIT 23.01 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No's. 333-96647, 333-100060, and 333-102657) and
S-8 (File No's. 033-63701, 333-42727, 333-94075, 333-41116, 333-62876,
333-69518, and 333-109435) of Interland, Inc. of our report dated November 10, 2004 relating to the financial statements, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
November 15, 2004